EXHIBIT 4.05 - WARRANT AGREEMENT WITH YENN ASSET MANAGEMENT

WARRANTS TO PURCHASE SHARES OF $.001 PAR VALUE COMMON STOCK OF
               ASDAR GROUP, A NEVADA CORPORATION


This Warrant Certificate certifies that YENN Asset Management (the "Holder"), a Cayman Island corporation located at Buckingham Square, Penthouse, Seven Mile Beach, West Bay Road, Grand Cayman, Cayman Islands, BWI, is the owner of Two Hundred Fifty Thousand (250,000) Warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from Asdar Group, a Nevada corporation (the "Company"), one share of the Common Stock, no par value, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price (the "Exercise Price") of $0.75 per share (subject to adjustment as provided herein).

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS, CONTAINED IN SECTIONS 5 AND 6 HEREOF, WITH RESPECT TO THEIR TRANSFER.

The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

1. EXERCISE OF WARRANTS

The warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by surrender of this Warrant Certificate at the principle office of the Company at 1239 West Georgia Street, Suite 3004, Vancouver, BC V6E 4R8 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), with the appropriate form attached duly exercised, at any time within the period beginning one day after the Holder's subscription for Units (each Unit consisting of one share of no par value Common Stock of the Company at $0.75 per share) was accepted by the Company, and expiring on that date which is exactly two years and one day after the Holder's subscription for Units was accepted by the Company (the "Exercise Period") and by payment to the Company by certified check or bank draft of the purchase price for such shares. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 2E, shall be delivered to the Holder promptly and in no event later than ten
(10) days after the Warrants shall have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate, if any, that shall not have been exercised shall also be delivered to the Holder within such time.

2. ADJUSTMENTS

A. Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

(1) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications.
In the event that the Company shall (a) pay a dividend with respect to its capital stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A(1) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(2) Distributions of Subscription Rights or Convertible Securities. In the event that the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 2A(5) below), then in each such event the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Value (as defined in Section 2A(3) below) of one share of Common Stock on the record date for such distribution and the denominator of which shall be the then Current Market Value of one share of Common Stock on the record date for such distribution less the then fair value (as determined by the Independent Financial Expert (as defined in Section 2A(3) below, or such subscription rights, options or warrants, or of such convertible or exchangeable securities distributed with respect to one such share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

(3) Current Market Value.  For the purpose of any computation under this
Section 2, the Current Market Value of one share of Common Stock or of any other security (herein collectively referred to as a "security") at the date herein specified shall be (1) if the Company does not have a class of equity securities registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the value of the security (a) determined in good faith in the most recently completed arms-length transaction between the Company and a third party who is not an affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, provided that the Board of Directors of the Company shall in god faith determine that any such value represents a reasonable estimate of the fair value of a share of Common Stock as of such date, (b) if no transactions shall have occurred on such date or within such six-month period, most recently determined as of a date within the six months preceding such date by an Independent Financial Expert (in the event of more than one such determination, the determination for the later date shall be used) or (c) if no such determination shall have been made within such six month period, determined as of such date by an Independent Financial Expert, or (2) if the Company does have a class of equity securities registered under the Exchange Act, deemed to be the average of the daily market prices of the security for five trading days before such date or, if the Company has had a class of equity securities registered under the Exchange Act for less than five trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. For purposes of this definition, control means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

The market price for each such business day shall be (1) in the case of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (3) in the case of a security not then listed or admitted to trading on any security exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation source, or a newspaper of general circulation in North America, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five days prior to the date in question) for which prices have been so reported; and (4) if there are no bid and asked prices reported during the five days prior to the date in question, the Current Market Value of the security shall be determined as if the Company did not have a class of equity securities registered under the Exchange Act.

For purposes of this Section 2A(3), an Independent Financial Expert shall mean a nationally recognized investment banking firm (i) which does not (and whose directors, officers, employees and affiliates do not), have a direct or indirect financial interest in the Company (other than the beneficial ownership, directly or indirectly, of less than three percent of the outstanding shares of capital stock of the Company); (ii) which has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Company or any of it's affiliates or an underwriter with respect to any of the Company's securities;
(iii) which does not provide any advice or opinions to the Company except as an Independent Financial Expert; and (iv) which is mutually agreeable to the Company and the holders of a majority of the Warrants. If the Company and the Holders do not promptly agree as to the Independent Financial Expert, each shall appoint one investment banking firm and the two firms so appointed shall select the Independent Financial Expert to be employed by the Company. An Independent Financial Expert may be compensated by the Company for opinions or services it provides as an Independent Financial Expert. In making its determination of value of the Common Stock, the Independent Financial Expert, in its best professional judgement, determines to be most appropriate. After the Independent Financial Expert has made its determination, the Company shall cause the Independent Financial Expert to prepare a report (a "Value Report") stating the methods of valuation considered or used and the value of the Common Stock or other security it values and containing a statement as to the nature and scope of the examination made. The Value Report shall accompany any Adjustment Notice ( as defined in Section 2B) sent by the Company to the Holder pursuant to Section 2B; provided, that the adjustment to the Exercise Price that is the subject of such Adjustment Notice requires the services of an Independent Financial Expert.

(4) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Sections 2A(1) and 2A(2), the Exercise Price for each share of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(5) Issuance of Common Stock to Stockholders of Less Than Current Market Value. In the event that the Company sells and issues to a stockholder of the Company or to any "affiliate" of such stockholder shares of any Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 2A(1) and 2A(2) above, (ii) the Warrants and any shares of Common Stock issuable upon exercise thereof, (iii) shares of Common Stock or other securities, or options or rights in respect thereof, issued to full-time employees of the Company or its subsidiaries in the ordinary course of business as compensation for services rendered or to be rendered or as part of an employee incentive program and (iv) shares of Common Stock or other securities issued upon exercise, conversion or exchange of rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in
Section 2A(1) and 2A(2) above or in a transaction with respect to which no adjustment was required pursuant to this Section 2A (but including shares, rights, options, warrants or convertible or exchangeable securities issued as consideration in any merger, consolidation or other business combination) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (a) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities (which amount may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (b) the total number of shares of Common Stock contemplated by such rights, opinions, warrants or convertible or exchangeable securities) that is less than the then Current Market Value per share of such Common Stock (as determined by the Independent Financial Expert in accordance with Section 2A(3) above) in effect immediately prior to such sale and issuance, then the Exercise Price shall be adjusted (calculated to the nearest $0.01) so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock outstanding (determined as provided below) immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

Upon the occurrence of a sale and issuance described in the preceding paragraph, the number of shares of Common Stock purchasable under the exercise of this Warrant Certificate shall be that number determined by multiplying the number of shares of Common Stock issuable upon exercise immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price as so adjusted.

For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities (which consideration may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of any Common Stock covered thereby. In case the Company shall sell and issue, in a transaction to which this paragraph 2A(5) applies, shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for consideration consisting, in whole or in part, of property other than cash or its equivalent, then determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 2A(5), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit. There shall be no adjustment of the Exercise Price pursuant to this Section 2A(5) if the amount of such adjustment shall be less than $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this provision are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(6) Expiration of Rights, Options and Conversion Privileges. Upon the expiration without being exercised of any rights, options, warrants or conversion or exchange privileges for which an adjustment has been made pursuant to this Warrant Certificate, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not be required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if an, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares purchasable upon exercise of each Warrant by number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

(7) De Minimis Adjustments. Except as provided in Section 2A(5) with reference to adjustments required by such Section 2A(5), no adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of share of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 2A(7) are not required to b made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

(8) Duty to Make Fair Adjustments in Certain Cases. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this
Section 2A are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

(9) Adjustment for Asset Distributions. If the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of evidence of indebtedness of the Company or other assets (other than ordinary cash dividends not in excess of the retained earnings of the Company determined by the application of generally accepted accounting principles), then the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be reduced by he then fair value (as determined by the Independent Financial Expert (as define in Section 2A(3) above) of the indebtedness or other assets distributed in respect of one such share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.
B. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments and shall deliver to the Holder a certificate of firm independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) or of the Independent Financial Expert, if any, which makes a determination of Current Market Value with respect to any such adjustment setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

C. Statement on Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number of kind of shares purchasable upon the exercise of a Warrant and any Warrant Exercise Price and the same number and kind of shares as are stated in this Warrant Certificate. The Company may at the time in its sole discretion make any change in the form of a warrant certificate that it may deem appropriate and that does not affect the substance thereof and any warrant certificate thereafter issued, whether in exchange or substitution for any outstanding warrant certificate or otherwise, may be in the form so changed.

D. Notice to Holder of Record Date, Dissolution, Liquidation or Winding Up. The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder of such of the record date for any dividend, distribution or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least 20 calendar days before any such date. In case at any time after the date hereof, there shall be voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's address as shown on the books of the Company, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other securities underlying the Warrants shall be entitled to receive such dividend, ties, money or the property deliverable upon such dissolution, liquidation or winding up, as the case may be (the "Entitlement Date"). In the case of a distribution of evidence of indebtedness or assets (other than in dissolution, liquidation or winding up) which has the effect of reducing the Exercise Price to zero or less pursuant to Section 2A(9), if the Holder elects to exercise the Warrants in accordance with Section 1 and become a holder of the Common Stock on the Entitlement Date, the Holder shall thereafter receive the evidence of indebtedness or assets distributed in respect of shares of Common Stock. In the case of any dissolution, liquidation or winding up of the Company, the Holder shall receive on the Entitlement Date the cash or other property, less the Exercise Price for the Warrants then in effect, that such Holder would have entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up (or, if appropriate, record date therefor) and any right of a Holder to exercise the Warrants shall terminate.

E. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 2E be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the fair value of one share of Common Stock, as determined by the Board of Directors of the company in good faith, multiplied by such fraction computed to the nearest whole cent.

3. RESERVATION AND AUTHORIZATION OF COMMON STOCK

The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants represented by this Warrant Certificate will, upon issuance, be validly issued, fully paid and non-assessable and free of all insurance or transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants evidenced by this Warrant Certificate, sufficient shares of Common Stock to provide for the exercise of the Warrants represented by this Warrant Certificate, and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the Company may be listed; provided, however, that nothing contained herein shall impose upon the Company any obligation to register the warrants evidenced by this Warrant Certificate of such Common Stock under applicable securities laws. In the event that any securities of the Company, other than the Common Stock, are issuable upon exercise of the Warrants, the Company will take or refrain from taking any action referred to in clauses (a) through (c) of this Section 3 as though such clauses applied, mutatis mutandis to such other securities then issuable upon the exercise of the Warrants.

4. NO VOTING RIGHTS

This Warrant Certificate shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

5. EXERCISE OR TRANSFER OF WARRANTS OR COMMON STOCK

The Holder of this Warrant Certificate agrees to be obligated by any and all provisions with respect to the limitations, including limitations imposed for Securities Act compliance, on the transfer of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants.

6. WARRANTS TRANSFERABLE

Subject to the provision of Section 5, this Warrant Certificate and the Warrants it evidences are transferrable, in whole or in part, without charge to the Holder, at the office or agency of the Company referred to in Section 1, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed. Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable, and that such holder, when this Warrant Certificate shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant Certificate, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

7. REGISTRATION RIGHTS

The Company agrees that it will give at least 30 days prior written notice to the Holder of the Company's intention to file any registration statement relating to any of the Company's securities and will afford the Holder the opportunity to register the Warrants and any shares of the Company's Common Stock held by the Holder and to take advantage, to a reasonable extent, of all Blue Sky qualifications effected by the Holder in connection therewith, upon receiving request for such registration within 15 days thereafter.

The Company shall have the privilege of postponing action pursuant to the provisions to the provisions of this Section 7 for a reasonable period of time (not exceeding 180 days) in the event the filing would, in the reasonable opinion of the Board of Directors of the Company, adversely affect a material financing project, or a proposed or pending acquisition, merger, or other corporate reorganization for which the Company is or is expected to be a party.

Upon receipt of such written request, the Company shall promptly give written notice thereof to the Holder at its address as that address appears on the books of the Company, offering to include the Warrants and all Common Stock of the Company held by the Holder in a registration statement to be filed by the Company as provided herein, if the Holder makes a written request therefor within 15 days after the giving of such notice by the Company; provided, however, that if the Company shall have elected pursuant to this Section 7 above to postpone action under this section, the Company shall, in such notice, specify the termination date of the period of such postponement and the time for the Holder to make said written request shall be extended to 15 days after said termination date.

The costs and expenses of any such registration statement or other filing as provided in this Section 7 shall be borne and paid by the Company for any such request by the Holder.

8. CLOSING OF BOOKS

The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

9. WARRANTS EXCHANGEABLE, LOSS, THEFT

This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 1, for new Warrant Certificates in similar form representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designed by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder a new Warrant Certificate in similar form, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

10. MERGERS, CONSOLIDATIONS, ETC.

A. Except as may otherwise be provided in Section 2A(5), if the Company shall merge or consolidate with another corporation, the holder of this Warrant Certificate shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant Certificate might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

B. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant Certificate (other than elimination or Par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein),but including any reclassification of the shares of Common Stock into two or more classes or series of shares) or in case of any merger or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination (which is provided for elsewhere herein), but including any reclassification of the shares of Common Stock, the Holder shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable upon such reclassification, change, merger or consolidation by a holder of the number of shares of Common Stock for which this Warrant Certificate might have been exercised immediately prior to such reclassification, change, merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such reclassification, change, merger or consolidation).

11. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS

The rights and obligations of the Company, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrants, contained in Sections 5 and 7 of this Warrant Certificate shall survive the exercise of the Warrants.



Dated on January 31, 2001


Asdar Group,
A Nevada corporation


        /s/ Robert Waters
By:     _________________________

        Robert Waters, President


        /s/ Jack Sha
By:     _________________________

        Jack Sha, Secretary